SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS
June 30, 2001 (Unaudited)

NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS

A special meeting of shareholders was held on December 1,2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal. PROPOSAL 1

Election of Directors

		Selected Special Shares

			 For          Withheld

William P. Barr         3,700,392       74,786
Floyd A. Brown          3,700,477       74,701
Andrew A. Davis         3,701,885       73,293
Christopher C. Davis    3,701,885       73,293
Jerome E. Hass          3,703,926       71,252
Katherine L. MacWilliams3,702,595       72,583
James J. McMonagle      3,701,166       74,012
Richard C. O'Brien      3,702,263       72,915
Larry J.B. Robinson     3,703,507       71,671
Marsha Williams         3,699,806       75,372





				For     Against     Abstain

PROPOSAL 2A
To approve of the New Advisory and Sub-Advisory Agreements with Davis Selected Advisers, L.P., and its wholly owned subsidiary, Davis Selected Advisers
- NY, Inc.

	Selected Special Shares    3,498,852   52,080   224,246





SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				For     Against          Abstain

PROPOSAL 2B
To approve of the New Sub-Advisory Agreement with Bramwell Capital Management , Inc.

	Selected Special Shares 3,474,192    60,787   243,419

PROPOSAL 3A
To amend fundamental policies regarding diversification

	Selected Special Shares 3,275,784     142,545     260,471

PROPOSAL 3B
To amend fundamental policies regarding concentration

	Selected Special Shares   3,372,064   60,675     246,061

PROPOSAL 3C
To amend fundamental policies regarding senior securities

	Selected Special Shares  3,341,214   79,111      258,475

PROPOSAL 3D
To amend fundamental policies regarding borrowing

	Selected Special Shares 3,321,305    65,162      292,333




PROPOSAL 3E
To amend fundamental policies regarding underwriting

	Selected Special Shares  3,309,695   91,371     277,734

PROPOSAL 3F
To amend fundamental policies regarding investments in commodities and real estate

	Selected Special Shares  3,314,071   85,040     279,689

SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				 For      Against       Abstain

PROPOSAL 3G
To amend fundamental policies regarding making loans

	Selected Special Shares  3,280,126   126,825    271,849



PROPOSAL 3H
To eliminate the fundamental policy regarding pledging, mortgaging, and hypothecation

	Selected Special Shares   3,278,771    120,609    279,420

PROPOSAL 3I
To eliminate the fundamental policy regarding investments in options and futures contracts

	Selected Special Shares 3,277,469    111,632    289,699

PROPOSAL 3J
To eliminate the fundamental policy regarding investments in other investment companies

	Selected Special Shares   3,215,538    190,373    272,889




PROPOSAL 3K
To eliminate the fundamental policies regarding short selling and margin

	Selected Special Shares  3,204,837   187,619     286,344

PROPOSAL 3L
To eliminate the fundamental policy regarding investments in illiquid securities and repurchase agreements

	Selected Special Shares   3,258,307   144,352    276,141







SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				 For      Against       Abstain



PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund

	Selected Special Shares   3,509,422   48,405     120,973